North Central Bancshares, Inc.
2006 Stock Incentive Plan
Restricted Stock Award Notice-Directors

- -
Name of Award Recipient		Social Security Number

Street Address

City	State	ZIP Code

This Restricted Stock Award Notice is intended to set forth the terms and conditions on which a Restricted Stock Award has been granted under the North Central Bancshares, Inc. 2006 Stock Incentive Plan. Set forth below are the specific terms and conditions applicable to this Restricted Stock Award. Attached as Exhibit A are its general terms and conditions.

Restricted Stock Award
Effective Date	April 27, 2007
Class of Shares*	Common
No. of Awarded Shares*
Type of Award (Escrow or Legended Certificate)	Legended Certificate
Vesting Date*	April 27, 2008 If meeting attendance conditions are satisfied

    *Subject to adjustment as provided in the Plan.

By signing where indicated below, North Central Bancshares, Inc. (the “Company”) grants this Restricted Stock Award upon the specified terms and conditions, and the Restricted Stock Award Recipient acknowledges receipt of this Restricted Stock Award Notice, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein. This Restricted Stock Award is effective whether or not the Award Recipient signs this document.

North Central Bancshares, Inc.	Award Recipient

By
Name	Print Name:
Title:

Instructions: This Restricted Stock Award Notice should be completed by or on behalf of the Compensation Committee. Any blank space intentionally left blank should be crossed out. A Restricted Stock Award consists of shares granted with uniform terms and conditions. Where shares granted under a Restricted Stock Award are awarded on the same date with varying terms and conditions (for example, varying vesting dates), the awards should be recorded as a series of grants each with its own uniform terms and conditions.

EXHIBIT A

North Central Bancshares, Inc. 2006 Stock Incentive Plan

Restricted Stock Award Notice-Directors

General Terms and Conditions

Section 1. Size and Type of Award. The shares of Common Stock, par value $.01 per share, of North Central Bancshares, Inc. ("Shares") covered by this Restricted Stock Award ("Awarded Shares") are listed on the Restricted Stock Award Notice. The Restricted Stock Award Notice designates the Awarded Shares as either “Escrow” or “Legended Certificate.”

(a) Legended Certificate.  If your Awarded Shares are designated “Legended Certificate,” a stock certificate (or equivalent book entry account) evidencing the Awarded Shares will be issued in your name and held in escrow by the Committee or its designee (“Plan Trustee”). The stock certificate will bear a legend indicating that it is subject to all of the terms and conditions of this Restricted Stock Award Notice and the North Central Bancshares, Inc. 2006 Stock Incentive Plan (“Plan”). You may elect to be taxed on the fair market value of the Awarded Shares as of the date they are placed in your name, pursuant to section 83(b) of the Internal Revenue Code of 1986. You must make this election in writing, in the manner required by applicable Internal Revenue Service Regulations, and file it with the Internal Revenue Service and the Company within 30 days after the date on which the Awarded Shares are transferred into your name.

(b) Escrow. If your Awarded Shares are designated “Escrow,” a certificate (or equivalent book-entry account) evidencing your Awarded Shares will be issued in the name of the Compensation Committee of North Central Bancshares, Inc., or another escrow agent selected by the compensation committee, pending the vesting of the Awarded Shares. You will not have the ability to elect to be taxed on the value of the Awarded Shares in the year they are awarded.

Section 2. Vesting.

(a) Vesting Dates. The Vesting Date(s) for your Awarded Shares are specified on the Restricted Stock Award Notice. On each Vesting Date, you will obtain unrestricted ownership of the Awarded Shares that vest on that Vesting Date. A stock certificate evidencing unrestricted ownership of vested Awarded Shares will be transferred to you.

(b) Vesting Conditions.

(i) In order to be 100% vested in your Awarded Shares on the Vesting Date, you must serve as a director of North Central Bancshares, Inc. and/or First Federal Savings Bank of Iowa continuously through the Vesting Date and you must have attended, in person or by other permitted means of attendance, at least seventy-five percent (75%) of the total number of meetings of the Board of Directors and its committees on which you serve that are held during the period beginning on the Effective Date and ending on the Vesting Date shown on the Restricted Stock Award Notice. If you attend fewer than seventy-five percent (75%) of such meetings, only a portion of your Awarded Shares will vest. Such portion will be equal to a fraction, the numerator of which is the number of meetings actually attended during this period and the denominator of which is the total number of meetings requiring your attendance held during this period and will be rounded to the nearest whole share.

(ii) If your service as a director terminates within six months before the Vesting Date as a result of your death or Disability (as defined in the Plan), all of the Awarded Shares will vest as of the date of termination of service.

(iii) In the event of a Change in Control (as defined in the Plan) before the Vesting Date, all of your Awarded Shares will vest as of the date of the Change in Control.

(iv) If your service as a director terminates before the Vesting Date in circumstances not covered by (ii) or (iii) above, no portion of your Awarded Shares will vest.

(c) Forfeitures. If you terminate service with the Company prior to a Vesting Date and the circumstances in Section 2(b)(ii) or (iii) do not apply, you will forfeit any Awarded Shares that are not vested. When you forfeit Awarded Shares, all of your interest in those Awarded Shares will be canceled without consideration (other than a refund in an amount equal to the lesser of the amount (if any) you paid for the Awarded Shares being forfeited and the fair market value of such Awarded Shares on the date of forfeiture) and any stock certificate or other evidence of ownership must be returned to the Plan Trustee to be used for future awards to others. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.

 Section 3. Dividends. Any dividends or distributions declared and paid with respect to your Awarded Shares that are paid in cash will be paid to you when paid to other shareholders of record. Any dividends in the form of extra Shares or other property will be held and accumulated, pending vesting, for distribution to you at the same time and subject to the same terms and conditions as the underlying Shares.

Section 4. Voting Rights. You shall have the right to control all voting rights relating to all unvested Awarded Shares. If your Awarded Shares are Legended Certificates, you will receive proxy materials for voting in the same manner as other shareholders with Shares in brokerage accounts. If your unvested Awarded Shares are held by the Plan Trustee, the Plan Trustee will ask you for voting directions and will follow your directions in voting your unvested Awarded Shares.

Section 5. Taxes. Where any person is entitled to receive Shares pursuant to the Awarded Shares granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

Section 6. Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

If to the Company:     North Central Bancshares, Inc.
c/o First Federal Savings Bank of Iowa
825 Central Ave
Fort Dodge, Iowa 50501
Attention: Corporate Secretary

If to the Recipient, to the Recipient's address as shown in the Company's records.

Section 7. Restrictions on Transfer. The Awarded Shares granted hereunder shall not be transferable by you other than by will or by the laws of descent and distribution and the Shares granted pursuant to this Restricted Stock Award Notice shall be distributable, during your lifetime, only to you. To name a Beneficiary, complete the attached Appendix A and file it with the Corporate Secretary of North Central Bancshares, Inc.

Section 8. Successors and Assigns. This Restricted Stock Award Notice shall inure to the benefit of and shall be binding upon the Company and you and the Company’s and your respective heirs, successors and assigns.

Section 9. Construction of Language. Whenever appropriate in the Restricted Stock Award Notice, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. “You” means the Award Recipient named on the Restrictive Stock Award Notice. Any reference to a section shall be a reference to a section of this Restricted Stock Award Notice, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan, as amended from time to time.

Section 10. Governing Law. This Restricted Stock Award Notice shall be construed, administered and enforced according to the laws of the State of Iowa without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law. The federal and state courts located in the County of Webster shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Awarded Shares granted under this Restricted Stock Award Notice, you, and any other person claiming any rights under the Restricted Stock Award Notice, agree to submit yourself or himself, and any such legal action as you or he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 11. Amendment. This Restricted Stock Award Notice may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and you.

Section 12. Plan Provisions Control. This Restricted Stock Award Notice and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Restricted Stock Award Notice, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Restricted Stock Award Notice, you acknowledge receipt of a copy of the Plan. You acknowledge that you may not and will not rely on any statement of account or other communication or document issued in connection with the Plan other than the Plan, this Restricted Stock Award Notice, and any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Restricted Stock Award Notice.

Appendix A to Restricted Stock Award Notice
North Central Bancshares, Inc. 2006 Stock Incentive Plan
Beneficiary Designation Form - Restricted Stock Award

GENERAL INFORMATION	Use this form to designate the Beneficiary(ies) who may receive Restricted Stock Awards that become vested at your death.

Name of Person Making Designation	Social Security Number

BENEFICIARY DESIGNATION
Complete sections A and B. If no percentage of shares is specified, each Beneficiary in the same class (primary or contingent) shall have an equal share. If any designated Beneficiary predeceases you, the shares of each remaining Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A. PRIMARY BENEFICIARY(IES). I hereby designate the following person(s) as my primary Beneficiary(ies) under the Plan, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding Awarded Shares:

Name	Address	Relationship	Birthdate	Share

%

%

%
Total = 100%

B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding Awarded Shares:

Name	Address	Relationship	Birthdate	Share

%

%

%
Total = 100%

S I G N	H E R E
I understand that this Beneficiary Designation shall be effective only if properly completed and received by the Corporate Secretary of North Central Bancshares, Inc. prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Restricted Stock Awards.

Your Signature	Date

---------------------------------------------------- Internal Use Only ------------------------------------------------------------

This Beneficiary Designation was received by the Corporate Secretary of North Central Bancshares, Inc. on the date indicated.		Comments

By
Authorized Signature	Date